Exhibit 10.2

WAIVER OF PARTICIPATION IN THE
FIRSTENERGY CORP. CHANGE IN CONTROL SEVERANCE PLAN

This Waiver of Participation in the FirstEnergy Corp. Change in Control Severance Plan (this “Waiver”) is entered into on September 15, 2015 by the undersigned.

The undersigned hereby acknowledges and accepts:

1.
FirstEnergy Corp. (the “Company”) sponsors the FirstEnergy Corp. Change in Control Severance Plan, effective as of January 1, 2011, as amended from time to time (the “CIC Severance Plan”), which entitles its participants to certain payments and benefits upon a termination of employment under certain circumstances following a Change in Control of the Company (as defined in the CIC Severance Plan).

2.
The undersigned has, until this date, been a participant in the CIC Severance Plan entitled to a “Tier I Benefit” (as defined in the CIC Severance Plan) as designated by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”).

3.
The undersigned has no other agreement or arrangement with the Company providing for severance payments and/or benefits that are comparable to the change in control severance payments and/or benefits provided for under the CIC Severance Plan and does not anticipate entering into any such agreement or arrangement.

4.
The Compensation Committee is responsible for the administration of the CIC Severance Plan, which includes the authority to designate eligible participants and their level of severance benefits under the CIC Severance Plan.

5.
Notwithstanding his designation by the Compensation Committee to be a participant in the CIC Severance Plan, the undersigned desires not to participate in the CIC Severance Plan or any successor or similar plan to the CIC Severance Plan and acknowledges that he will receive intangible benefits for not participating in the CIC Severance Plan.

6.
Neither the Company nor any of its affiliates or subsidiaries has promised the undersigned any monetary value or other tangible benefits in return for his execution of this Waiver and the undersigned is executing the Waiver voluntarily without the expectation of any monetary value or other tangible benefits from the Company or any of its affiliates or subsidiaries (or any successor entities).

Now, therefore, the undersigned hereby waives, for adequate consideration, the sufficiency and receipt of which is hereby acknowledged, his participation in the CIC Severance Plan or any other successor or similar plan adopted by the Company. The undersigned, on behalf of himself, his heirs, executors, administrators, agents, assigns, and anyone else who may lawfully assert a claim on his behalf, hereby releases and discharges the Company from any and all claims, demands, suits, actions, causes of action, damages and rights against the Company that the undersigned may have had on account of his participation (or waiver of participation) in the CIC Severance Plan or any successor plan or similar plan, known or unknown, fixed or contingent, which he may now have or claim to have against the Company relating to his participation (or waiver of participation) in the CIC Severance Plan or any successor plan or similar plan. Further, the undersigned covenants not to file a lawsuit or bring any claim or complaint against the Company, any of its affiliates or subsidiaries or any of their successor entities to assert or enforce any claim or right under any applicable state or federal law, including, without limitation, the

Employee Retirement Income Savings Act of 1974, as amended (“ERISA”), with respect to the CIC Severance Plan or any other successor or similar plan adopted by the Company. The undersigned agrees that this Waiver shall apply to any and all of the undersigned’s heirs, beneficiaries, successors or assigns. This Waiver applies only to the CIC Severance Plan and shall not apply to any accelerated vesting or payments to which the undersigned may become entitled with respect to awards granted under the Company’s 2007 Incentive Compensation Plan or 2015 Incentive Compensation Plan (each, an “Incentive Plan”) following a “Change in Control” (as defined in the applicable Incentive Plan) or a termination of employment thereafter.

This Waiver shall be governed by the laws of the State of Ohio, without giving effect to the conflict of law principles thereof.

This Waiver is hereby executed as of the date first indicated above:

____________________________/s/ Charles E. Jones
Charles E. Jones
President and Chief Executive Officer of the Company

Acknowledged:

FirstEnergy Corp., an Ohio corporation

/s/ James F. Pearson
Authorized Officer

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